UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

ASTRIA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

ASTRIA THERAPEUTICS, INC.
100 High Street, 28th Floor
Boston, MA 02110
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on December 14, 2021
You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Astria Therapeutics, Inc., which is scheduled to be held at the Astria Therapeutics, Inc. offices at 100 High Street, Boston, Massachusetts 02110 on Tuesday, December 14, 2021 at 10:00 a.m. Eastern Time.
At the Special Meeting, the stockholders will consider and vote on the following matters:
1.
The amendment of our Amended and Restated 2015 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 1,400,000 shares (the “Plan Increase Proposal”); and

2.
The transaction of any other business properly brought before the Special Meeting or any adjournment or postponement thereof.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders on the Internet.
The proxy statement for the Special Meeting was first mailed to our stockholders on or about November 4, 2021.
Our Board of Directors unanimously believes that the Plan Increase Proposal is in our company’s best interests and those of our stockholders. Accordingly, our Board of Directors recommends a vote FOR the Plan Increase Proposal, as outlined in the attached proxy statement.
We invite all stockholders to attend the Special Meeting in person. Stockholders of record that hold common stock at the close of business on October 20, 2021, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting.
Measures that we intend to follow to protect the safety of stockholders and other attendees at the Special Meeting are expected to include:
•
requiring proof of vaccination or a negative COVID-19 test result received within the preceding 72 hours;

•
conducting health screenings for persons seeking entry to the Special Meeting;

•
enforcing social distancing guidelines for all attendees;

•
requiring attendees to wear appropriate facial coverings while in our facilities;

•
providing no food or beverage service; and

•
streamlining the meeting itself to ensure that it is conducted as expeditiously and safely as possible.

As the COVID-19 pandemic and the public health response to it continue to evolve, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We will issue a press release and make a public filing with the Securities and Exchange Commission announcing any changes to the Special Meeting, and we will also announce any changes at https://ir.astriatx.com. We encourage you to check this website prior to the Special Meeting if you are considering attending. Most of all, we urge all of our stockholders to consider carefully the risks inherent in travel and in attending public gatherings such as the Special Meeting in the continuing pandemic before making any decision to attend in person.
Whether or not you expect to attend the Special Meeting in person, please vote your shares by proxy as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. Most stockholders can vote over the Internet. In addition, if you received a paper copy of the proxy statement in the mail, you may also vote by telephone or by returning a proxy card. Your vote is important regardless of the number of shares you own. If you vote by the Internet or by telephone or send in your proxy card and then decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.
By order of the Board of Directors,

Jill C. Milne, Ph.D.
President and Chief Executive Officer
Boston, Massachusetts
November 4, 2021

Astria Therapeutics, Inc.
Proxy Statement

i

ASTRIA THERAPEUTICS, INC.
100 High Street, 28th Floor
Boston, MA 02110
617-349-1971
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
to be held on December 14, 2021
This proxy statement contains information about the Special Meeting of Stockholders of Astria Therapeutics, Inc. (the “Special Meeting”) to be held at the Astria Therapeutics, Inc. offices at 100 High Street, Boston, Massachusetts 02110, on Tuesday, December 14, 2021, at 10:00 a.m. Eastern Time. The Board of Directors of Astria Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Special Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Astria,” “our,” “we” or “us” refers to Astria Therapeutics, Inc.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.
As previously announced, we implemented a reverse stock split of our common stock at a reverse stock split ratio of one-for-six. Our common stock began trading on a split-adjusted basis on Nasdaq at the opening of trading on August 20, 2021. Accordingly, all share and price per share amounts for our common stock for all periods presented in this proxy statement have been retroactively adjusted to reflect the reverse stock split effected on August 20, 2021.
Also as previously announced, effective September 8, 2021, we changed our name from Catabasis Pharmaceuticals, Inc. to Astria Therapeutics, Inc.
This proxy statement and proxy card are first being made available to stockholders on or about November 4, 2021.
Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Stockholders to be Held on December 14, 2021:
The notice of the Special Meeting and this proxy statement are available for viewing, printing and downloading at www.proxyvote.com.
The notice of the Special Meeting and this proxy statement are also available on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov and our website at www.astriatx.com.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
Purpose of the Special Meeting
At the Special Meeting, our stockholders will consider and vote on the following matters:
1.
The amendment of our Amended and Restated 2015 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 1,400,000 shares (the “Plan Increase Proposal”); and

2.
The transaction of any other business properly brought before the Special Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first item noted above.
Board of Directors Recommendation
Our Board of Directors unanimously recommends that you vote FOR the Plan Increase Proposal.
Notice of Internet Availability of Proxy Materials
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a notice of Internet availability of proxy materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referenced in the notice and to request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found in the notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet or through email to help reduce the environmental impact of our special and annual meetings. The proxy materials, including this proxy statement, and voting instructions, are also available for viewing, printing and downloading on the Internet at www.proxyvote.com.
Who Can Vote at the Special Meeting
Only stockholders of record of common stock at the close of business on the record date of October 20, 2021, are entitled to receive notice of the Special Meeting and to vote the shares of our common stock that they held on that date. As of October 20, 2021, there were 13,009,477 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Special Meeting.
Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”
Stockholder of Record.   If you have shares registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered a “stockholder of record” of those shares. For these shares, your set of proxy materials has been made available to you directly by us. You may vote these shares by proxy prior to the Special Meeting by following the instructions contained on the notice of Internet availability of proxy materials or proxy card.
Beneficial Owner of Shares Held in Street Name.   If you hold shares in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” For these shares, your set of proxy materials has been made available to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the notice of Internet availability of proxy materials or the voting instruction card provided to you by that organization.
How to Attend the Special Meeting
The Special Meeting is open to all of our stockholders. To attend the meeting, you will need to register upon arrival. We also may check for your name on our stockholders’ list and ask you to produce valid identification. If your shares are held in “street name” by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Astria shares, it is possible that you will not be admitted to the Special Meeting.
In light of the continuing COVID-19 pandemic, the Special Meeting will be conducted in strict compliance with preventive measures recommended by public health experts. These measures are expected to include requiring proof of vaccination or a negative COVID-19 test result received within the preceding 72 hours; conducting health screenings for persons seeking entry to the Special Meeting; enforcing social distancing guidelines for all attendees; requiring attendees to wear appropriate facial coverings while in our facilities; refraining from any food and beverage service; and streamlining the Special Meeting itself to ensure that it is conducted as safely as possible. We must reserve the right to deny admission to the Special Meeting for persons exhibiting symptoms or behavior that could place our stockholders, employees or facilities at risk.
For these reasons, we strongly urge stockholders to submit a proxy to vote your shares in advance of the Special Meeting by submitting a proxy card, or by voting over the telephone or on the Internet. Submitting a proxy will not prevent you from voting in person, but it will help to secure a quorum, avoid added solicitation costs and protect the health and safety of our employees, advisors and other stockholders. Information on how to submit a proxy to vote your shares in advance of the Special Meeting is discussed below.
How to Vote
Stockholder of Record.   If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Special Meeting. If you choose to vote by proxy, you may do so via the Internet, by telephone or by mail. Each of these methods is explained below.
•
By Internet.   You may transmit your proxy voting instructions via the Internet by following the instructions provided on the notice of Internet availability of proxy materials or the proxy card. You will need to have the control number that is on the notice of Internet availability of proxy materials or the proxy card when voting. If you choose to vote via the Internet, you do not have to return the proxy card.

•
By Telephone.   If you request printed copies of the proxy materials by mail and you live in the United States or Canada, you may vote by proxy by calling the toll-free number found on the proxy card. You must have the control number that is on the proxy card when voting. If you choose to vote by telephone, you do not have to return the proxy card.

•
By Mail.   If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and returning it in the envelope provided.

•
In Person at the Special Meeting.   You may vote in person at the Special Meeting. We will give you a ballot when you arrive. Even if you plan to attend the Special Meeting, we urge you to vote your shares by proxy in advance of the Special Meeting so that, if you should become unable to attend the Special Meeting, your shares will be voted as directed by you.

Internet and telephone voting for stockholders of record will be available up until 11:59 p.m. Eastern Time on December 13, 2021, and mailed proxy cards must be received by December 13, 2021, in order to be counted at the Special Meeting. If the Special Meeting is adjourned or postponed, these deadlines may be extended.
Beneficial Owner of Shares Held in Street Name.   If your shares are held in street name:
•
By Telephone or Internet.   You will receive instructions or a voting instruction form from your broker or other nominee if you are permitted to vote by telephone or Internet.

•
By Mail.   You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.

•
In Person at the Special Meeting.   If you attend the Special Meeting, you may vote in person. To do so, you will need to show a picture identification as well as an account statement or a letter from the record holder indicating that you owned the shares as of the record date and obtain from the broker or other nominee who holds your shares a legal proxy or broker’s proxy card and bring it with you to the meeting.
The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the instructions that you receive from that organization.
If you hold your shares of Astria common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.
Quorum
A quorum of stockholders is necessary to hold a valid meeting. Our bylaws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
Ballot Measures Considered “Routine” and “Non-Routine”
The Plan Increase Proposal (Proposal No. 1) is a matter considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1.
Votes Required to Approve Plan Increase Proposal
The approval of the Plan Increase Proposal requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 1). Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Method of Counting Votes
Each holder of common stock is entitled to one vote at the Special Meeting on each matter to come before the Special Meeting for each share held by such stockholder as of the record date. Votes cast in person at the Special Meeting or by proxy via the Internet or by telephone or mail will be tabulated by the inspector of election appointed for the Special Meeting, who will also determine whether a quorum is present.
Revoking a Proxy; Changing Your Vote
If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Special Meeting:
•
by submitting a new proxy with a later date before the applicable deadline either transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above or signed and returned by mail ;

•
by voting in person at the Special Meeting; or

•
by filing a written revocation with our corporate secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote in person at the Special Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.

Your attendance at the Special Meeting will not automatically revoke your proxy.
Costs of Proxy Solicitation
We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means. In addition, we have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $24,000 in total.
Voting Results
We plan to announce preliminary voting results at the Special Meeting and to publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting.

PROPOSAL NO. 1 — APPROVAL OF PLAN INCREASE PROPOSAL
On October 23, 2021, our Board of Directors unanimously approved, subject to stockholder approval, an amendment of our Amended and Restated 2015 Stock Incentive Plan (the “2015 Plan”) to increase the number of shares issuable thereunder by 1,400,000 (the “Plan Increase”). We are asking our stockholders to approve this amendment.
Why We Are Requesting Stockholder Approval of the Amendment to the 2015 Plan
We believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating persons who are expected to make important contributions to our company by providing such persons with equity ownership opportunities and performance-based incentives. The life sciences industry in the Cambridge and Boston, Massachusetts market is highly competitive, and our results are largely attributable to the talents, expertise, efforts and dedication of our employees. Our compensation program, including the granting of equity compensation, is the primary means by which we attract and recruit new employees as well as retain our most experienced and skilled employees.
Equity compensation is also fundamental to our compensation philosophy and core objectives of paying for performance and aligning the interests of employees with those of stockholders. A significant portion of our employees’ compensation is provided in the form of equity. We believe that equity awards, and the potential they hold for appreciation through an increase in our stock price, support our pay-for-performance philosophy, provide further incentive to our employees to focus on creating long-term stockholder value and create an ownership culture that links employees’ interests with those of our stockholders and our long-term results, performance and financial condition.
As of September 30, 2021, there were (i) 254,748 shares of common stock available for grant under the 2015 Plan and (ii) 1,334,399 shares of common stock subject to outstanding option awards. We have strived to use the 2015 Plan resources effectively and to maintain an appropriate balance between stockholder interests and the ability to recruit and retain valuable employees. However, there is an insufficient number of shares remaining under the 2015 Plan to meet our current and projected needs. Specifically, without the Plan Increase, we will not be able to make option grants to our executive officers at market-based, competitive levels in 2022 or future years, make annual grants to our non-executive officer employees at market-based, competitive levels in 2023 or future years or make annual grants to our non-employee directors at market-based, competitive levels in 2022 or future years. Additionally, without the Plan Increase, we may be constrained in our ability to make grants to new hires or in connection with promotions in 2022 or future years at market-based, competitive levels.
In determining the amount of the proposed Plan Increase amount, we primarily took into account the number of shares that we expect to need for 2022 and 2023 option and other equity grants to our executive officers employees and non-employee directors at market-based, competitive levels. If stockholders had approved the Plan Increase as of September 30, 2021, we would have had 1,654,748 shares of common stock available for issuance pursuant to future awards under the 2015 Plan as of that date. Given our projected utilization, we expect that this number of shares available for issuance will meet our grant needs through 2023.
Accordingly, it is the judgment of our Board of Directors that the Plan Increase is in the best interests of our company and its stockholders. We believe that the Plan Increase serves a critical role in attracting and retaining the high caliber employees essential to our success and in motivating these individuals to strive to enhance our growth.
Background
In November 2020, after we stopped the development of our edasalonexent program as a potential treatment for Duchenne Muscular Dystrophy, we decided to explore and evaluate strategic options. In January 2021, following the evaluation of our strategic options, we acquired (the “Quellis Acquisition”) Quellis Biosciences, Inc (“Quellis”). Following the Quellis Acquisition, we shifted our operating focus to the pre-clinical and clinical development of Quellis’ pre-clinical product, QLS-215 (now known as STAR-0215), as a potential treatment for a rare disease, Hereditary Angioedema, with a high unmet medical need. We believe that the Quellis Acquisition represents an opportunity to create substantial value for our stockholders.

Under the terms of the Quellis Acquisition, we issued to the stockholders of Quellis 555,444 shares of common stock and 50,504 shares of Series X Preferred Stock, a newly designated series of preferred stock that is intended to have economic rights equivalent to the common stock, but with only limited voting rights. These shares of Series X Preferred Stock were convertible into approximately 8,417,333 shares of common stock. Additionally, we reserved 55,414 shares of common stock for issuance pursuant to options assumed in the Quellis Acquisition and 30,856 shares of common stock and 2,805 shares of Series X Preferred Stock, which are convertible into 467,500 shares of common stock, for issuance upon the exercise of a warrant assumed in the Quellis Acquisition. Concurrent with the Quellis Acquisition, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which we issued and sold 35,573 shares of Series X Preferred Stock for an aggregate purchase price of approximately $110.0 million (the “February 2021 Financing”). These shares of Series X Preferred Stock were convertible into approximately 5,928,833 shares of common stock.
As a result of the issuances of common stock and Series X Preferred Stock in the Quellis Acquisition and the February 2021 Financing, the shares of common stock available for issuance under the 2015 Plan based on our fully diluted shares of common stock immediately prior to the closing of the Quellis Acquisition represented approximately 6.2% of our fully diluted capitalization immediately prior to the Quellis Acquisition and February 2021 Financing, and approximately 1.2% of our fully diluted capitalization immediately after the Quellis Acquisition and February 2021 Financing.
As of September 30, 2021, on a fully-diluted basis, we had 21,371,505 shares of common stock outstanding, which consisted of 13,009,477 shares of common stock outstanding, 2,864,779 shares of common stock issuable upon the exercise of outstanding options and warrants, 254,748 shares of common stock available for grant under the 2015 Plan and 5,242,501 shares of common stock issuable upon conversion of 31,455 outstanding shares of Series X Preferred Stock.
After the Quellis Acquisition and February 2021 Financing, our compensation committee, upon the recommendation of Aon Rewards Solutions, a part of Aon plc (“Aon”), our compensation committee’s independent compensation consultant, and our senior management, approved a stock option award program for 2021 and beyond that reflected, among other things:
•
our fully-diluted capitalization structure and the need to refresh the stock option positions of our employees due to the substantial dilution to their historical stock options;

•
the limited opportunity our employees have to participate in the appreciation in the value of our common stock based on stock options granted to them prior to the Quellis Acquisition and February 2021 Financing;

•
that, as a result of our new profile after the Quellis Acquisition and February 2021 Financing, including our larger market capitalization and changes in our executive compensation levels as approved by our compensation committee in February 2021 attributable to evaluating our executive compensation against a new peer group of companies, our existing equity guidelines were below market in comparison to our new peer group and therefore needed to be adjusted upwards starting with the 2021 annual option awards;

•
our goal of maintaining our compensation philosophy and objective for equity incentive compensation of providing equity incentive compensation at the 60th percentile of our peer group companies; and

•
the new focus of our company following the Quellis Acquisition, which amounted to essentially a new start to our company and, as a result, in the opinion of our compensation committee, warranted new hire level option awards for the 2021 annual compensation and performance cycle, and market-based, competitive annual, new hire and promotion option awards for 2022 and beyond.

The first step of this stock option award program consisted of a grant of stock options, at new hire levels, for 831,495 shares of our common stock to our executive officers and employees in April 2021, with options to purchase 231,496 of such shares being granted to non-officer employees and officers who were not executive officers, and options to purchase 599,999 of such shares being granted to our executive officers, excluding Dr. Joanne Donovan, our former Chief Medical Officer (collectively, with the exclusion of the grant to Dr. Donovan, the “April 2021 Grants”). Dr. Donovan was granted an option to purchase 100,000 shares of common stock, which option was forfeited upon her resignation as our Chief Medical Officer on

April 23, 2021; this option is excluded from the foregoing figures. The April 2021 Grants to our executive officers, in addition to the 2021 annual grants to the members of our Board of Directors, as described below under “Director Compensation” (the “Director Grants”), were subject to the approval of our stockholders of a proposal to increase the shares of common stock available under the 2015 Plan by 1,000,000 shares (the “June Plan Increase”) at our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). The June Plan Increase was approved by our stockholders at the 2021 Annual Meeting and, as a result, the April 2021 Grants and the Director Grants are in full force and effect. As described in the proxy statement for the 2021 Annual Meeting, following the April 2021 Grants and the Director Grants, we expected that the June Plan Increase would only be sufficient to meet our option grant needs through 2021. During 2021 we have also made option grants to newly hired employees at the levels established by our compensation committee under our stock option program discussed above and plan to continue to do so going forward.
As noted above, as of September 30, 2021, we had 254,748 shares available for grant under the 2015 Plan, representing 1.8% of the sum of (i) the total number of our shares of common stock outstanding, plus (ii) the total number of shares of common stock issuable under outstanding equity incentive awards that were not “underwater” (that is, have an exercise price above the market value of our shares), plus (iii) the total number of shares available for grant under the 2015 Plan. During the years ended December 31, 2019 and 2020, and the nine months ended September 30, 2021, we granted equity awards with respect to 75,736, 111,033 and 1,169,396 shares, respectively, to employees, non-employee directors and consultants. A summary of outstanding stock options granted (which consists of options granted under our 2008 Equity Incentive Plan (the ‘‘2008 Plan”) and the 2015 Plan and assumed in the Quellis Acquisition), our shares available for grant under the 2015 Plan and related information for employees and non-employees as of September 30, 2021, follows:
Options Outstanding	Shares Available for Grant	Weighted Average Exercise Price of Options Outstanding	Weighted Average Remaining Contractual Term of Options Outstanding (years)	Aggregate Intrinsic Value (in thousands)
1,334,399	254,748	$22.43	9.25	$374
No restricted stock or restricted stock unit awards (or other such “full-value” awards) were outstanding as of September 30, 2021.
In addition, as of September 30, 2021, all of our outstanding stock options, exclusive of the options that we assumed in the Quellis Acquisition, had exercise prices above our stock price as of September 30, 2021. These stock options had a weighted-average exercise price of $22.43 per share and individual option exercise prices ranging up to $843.00 per share as compared to the $8.84 per share closing price of our common stock on the Nasdaq Global Market on September 30, 2021. In connection with the Quellis Acquisition, we assumed outstanding Quellis options, all of which were granted to Quellis consultants, that were exercisable into 55,414 shares of our common stock; these options have a weighted average exercise price of $1.73.
Accordingly, the 2015 Plan participants have a limited opportunity to participate in any future appreciation in the value of our common stock. For example, if the value of our common stock tripled from its closing price on the Nasdaq Global Market of $8.84 on September 30, 2021, to $26.52 per share, plan participants would be entitled to realize less than 3.6% of the increased equity value of our company on a fully diluted basis assuming all vesting conditions had been met. Our compensation committee and our Board of Directors believe this greatly limits the retention value for our plan participants, put us at risk of not being able to retain our most experienced and skilled executive officers and employees and provided for insufficient alignment of our plan participants’ interests with those of our stockholders.
If the requested Plan Increase is not approved, we believe that we would be forced to rely on providing higher levels of cash compensation or cash-settled awards for a portion of our incentive-based compensation in order to retain our most experienced and skilled employees and to attract new employees, which we believe would put us at a significant competitive disadvantage in our industry and would not be in our stockholders’ best interests as it would remove incentives aligning the interests of our employees and our senior leaders with those of our stockholders to drive company-wide performance and create long-term stockholder value. Given that equity awards and in particular stock options are a critical part of the compensation at pharmaceutical companies of our stage and type, this would also put us in significant jeopardy of losing key employees and executive officers, and would make it much more difficult for us to attract and retain new employees and executive officers, at a time when we are attempting to rebuild and grow our company after the Quellis Acquisition and February 2021 Financing, all of which would be against our stockholders’ best interests.
For all of these reasons, our Board of Directors urges you to vote to approve the Plan Increase Proposal.
Vote Required and Board of Directors Recommendation
To be approved, the Plan Increase Proposal requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy and voted “for” or “against” the proposal. Abstentions and broker non-votes, if any, with respect to the Plan Increase Proposal will be counted for purposes of establishing a quorum and, if a quorum is present, abstentions and broker non-votes will have no effect on the outcome of the vote on the Plan Increase Proposal.
We believe that the 2015 Plan and the Plan Increase will serve a critical role in attracting and retaining the high caliber employees essential to our success and in motivating these individuals to strive to enhance our growth and profitability. Therefore, our Board of Directors urges you to vote to approve the Plan Increase Proposal.
Our directors and executive officers have an interest in the Plan Increase Proposal by virtue of their being eligible to receive equity awards under the 2015 Plan. If the Plan Increase Proposal is approved, we plan to file a registration statement on Form S-8 with the SEC to register the additional shares of common stock authorized under the 2015 Plan by the Plan Increase.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE “FOR” THE PLAN INCREASE PROPOSAL.
Summary of the Amended and Restated 2015 Plan
The following summary of the 2015 Plan assumes and gives effect to stockholder approval of the Plan Increase Proposal and is qualified in its entirety by the specific language of the 2015 Plan, as amended by the Plan Increase, which is set forth in Appendix A to this proxy statement, with the proposed new text underlined, bolded and italicized and the proposed deleted text marked as struck out.
Purpose.   The purpose of the 2015 Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions to our company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of our stockholders.
Eligibility.   All of our employees, officers and directors, as well as consultants and advisors to our company, are eligible to be granted awards under the 2015 Plan; however, incentive stock options may only be granted to our employees.
Shares Available for Awards.   An aggregate of 2,962,041 shares of our common stock will be authorized for issuance under the 2015 Plan after giving effect to the Plan Increase, of which 1,334,399 shares were subject to outstanding awards and 1,654,748 are expected to be available for grant of future awards, in each case as of September 30, 2021. To the extent awards outstanding as of September 30, 2021, under the 2008 Plan expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, they will increase the number of shares authorized for issuance under the 2015 Plan, subject to certain limitations specified in the 2015 Plan. As of September 30, 2021, there were 4,969 shares subject to awards outstanding under the 2008 Plan.
All shares of our common stock covered by stock appreciation rights (“SARs”) are counted against the number of shares available for the grant of awards under the 2015 Plan; provided, however, that (i) SARs that may be settled only in cash will not be so counted and (ii) if we grant a SAR in tandem with an option for the same number of shares of common stock and provide that only one such award may be exercised (a “Tandem SAR”), only the shares covered by the option, and not the shares covered by the Tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2015 Plan.
If any award under the 2015 Plan (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any common stock not being issued, the unused common stock covered by such award shall again be available for the grant of awards under the 2015 Plan, subject to specified limitations. Shares of common stock delivered (by actual delivery, attestation or net exercise) to us by a plan participant to (1) purchase shares of common stock upon the exercise of an award or (2) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards. The 2015 Plan provides that shares of common stock repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of shares available for future grants of awards.
In connection with a merger or consolidation of an entity with our company or the acquisition by us of property or stock of an entity, our Board of Directors may grant awards under the 2015 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Such substitute awards may be granted on such terms as our Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2015 Plan. Such substitute awards will not count against the overall share limit under the 2015 Plan, except as may be required by reason of Section 422 and related provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.
Plan Administration.   Our Board of Directors administers the 2015 Plan and has authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2015 Plan and to construe and interpret the terms of the 2015 Plan and any award agreements entered into under the 2015 Plan. Our Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the 2015 Plan or any award under the 2015 Plan in the manner and to the extent it deems expedient and it is the sole and final judge of such expediency. All decisions by our Board of Directors are made in our Board’s sole discretion and are final and binding on all persons having or claiming any interest in the 2015 Plan or in any award under the 2015 Plan.
Our Board of Directors may delegate any or all of its powers under the 2015 Plan to one or more committees or subcommittees of our Board of Directors. Our Board of Directors has authorized its compensation committee to administer the 2015 Plan, including delegation to its compensation committee of the authority to interpret the terms of the 2015 Plan, to grant options thereunder and to make stock awards thereunder; provided, however, that our compensation committee is not authorized to amend the 2015 Plan. Our Board of Directors may also delegate authority to an executive officer to grant awards under the 2015 Plan to employees other than executive officers, provided that our Board of Directors will fix the terms of the awards to be granted by such executive officer, including the exercise price of such awards (or a formula for establishing such price), and the maximum number of shares subject to awards that such executive officer may make. All references that we make to our Board of Directors in this summary of the 2015 Plan are also intended to include reference to any committee or subcommittee of our Board of Directors or officer to whom our Board of Directors has delegated authority under the 2015 Plan.
Types of Awards.   The 2015 Plan authorizes the award of stock options, SARs, restricted stock awards, restricted stock units and other stock-based awards.
Stock Options.   Stock options entitle the holder to purchase a specified number of shares of common stock at a specified exercise price, subject to such other terms and conditions as are specified in connection with the option grant. The 2015 Plan allows for the grant of nonqualified stock options as well as incentive stock options, which qualify under Section 422 of the Code and may be granted only to our employees or employees of any parent or subsidiary of ours. The exercise price of incentive stock options and nonqualified stock options granted under the 2015 Plan will not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of options granted under the 2015 Plan is ten years.

Stock Appreciation Rights.   SARs entitle the holder, upon exercise, to receive an amount of common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of our common stock over the measurement price of the SAR. The per share measurement price of a SAR granted under the 2015 Plan may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of SARs granted under the 2015 Plan is ten years.
Restricted Stock Awards.   Restricted stock awards entitle the recipient to acquire shares of common stock subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeitures of such shares if issued at no cost) from the recipient in the event that conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period or periods specified in the award.
Restricted Stock Units.   Restricted stock units entitle the recipient to receive such number of shares of common stock or (if so provided in the applicable award agreement) an amount of cash equal to the fair market value of such number of shares of common stock as are set forth in the applicable award agreement.
Other Stock-Based Awards.   The 2015 Plan authorizes other awards of shares of common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock or other property, having such terms and conditions as our Board of Directors may determine (“Other Stock-Based Awards”). Other Stock-Based Awards are available as a form of payment in the settlement of other awards granted under the 2015 Plan or as payment in lieu of compensation to which a participant under the 2015 Plan is otherwise entitled. Other Stock-Based Awards may be paid in shares of common stock or cash, as our Board of Directors may determine.
Limitation on Repricing of Stock Options and SARs.   With respect to stock options and SARs, unless such action is approved by our stockholders or otherwise permitted under the terms of the 2015 Plan as an equitable adjustment in connection with certain changes in capitalization and reorganization events as described below, we may not (i) amend any outstanding stock option or SAR granted under the 2015 Plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding stock option or SAR, (ii) cancel any outstanding stock option or SAR (whether or not granted under the 2015 Plan) and grant in substitution therefor new awards under the 2015 Plan (other than certain substitute awards described above) covering the same or a different number of shares of common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled stock option or SAR, (iii) cancel in exchange for a cash payment any outstanding stock option or SAR with an exercise or measurement price per share above the then-current fair market value of a share of our common stock or (iv) take any other action under the 2015 Plan that constitutes a “repricing” within the meaning of the rules of Nasdaq.
Restrictions on Dividends and Dividend Equivalents.   The 2015 Plan prohibits the payment of dividends or dividend equivalents with respect to unvested awards and the accrual of dividend equivalents with respect to stock options and SARs.
Equitable Adjustments.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, we are required by the 2015 Plan to make equitable adjustments (or make substitute awards, if applicable), in a manner determined by our Board of Directors, to:
•
the number and class of securities available under the 2015 Plan;

•
the share counting rules under the 2015 Plan;

•
the number and class of securities and exercise price per share of each outstanding option;

•
the share and per-share provisions and measurement price of each outstanding SAR;

•
the number of shares and the repurchase price per share subject to each outstanding restricted stock award or restricted stock unit award; and

•
the share and per-share related provisions and purchase price, if any, of any outstanding Other Stock-Based Award.

Upon a merger or other reorganization event (as defined in the 2015 Plan), our Board of Directors, may, on such terms as our Board of Directors determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the plan participant and us), take any one or more of the following actions pursuant to the 2015 Plan, as to some or all outstanding awards, other than restricted stock awards:
•
provide that all outstanding awards will be assumed or substantially equivalent awards will be substituted by the successor corporation (or an affiliate thereof);

•
upon written notice to a participant, provide that the participant’s unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant within a specified period following the date of such notice;

•
provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to outstanding awards will lapse, in whole or in part, prior to or upon the reorganization event;

•
in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (i) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (ii) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•
provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); or

•
any combination of the foregoing.

Our Board of Directors is not obligated by the 2015 Plan to treat all awards, all awards held by a participant or all awards of the same type identically.
In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.
Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our Board of Directors may otherwise determine, apply to the cash, securities or other property which our common stock is converted into or exchanged for pursuant to the reorganization event, unless our Board of Directors provided for the termination or deemed satisfaction of such repurchase or other rights under the restricted stock award agreement or any other agreement between the participant and us. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award or in any other agreement between the participant and us.
Transferability.   Subject to limited exceptions specified in the 2015 Plan, awards under the 2015 Plan may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, and, during the life of the plan participant, are exercisable only by the plan participant.
Acceleration.   Our Board of Directors may at any time provide that any award under the 2015 Plan will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Amendment, Term and Termination.   Our Board of Directors may amend, suspend or terminate the 2015 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements. No award may be granted under the 2015 Plan after June 23, 2025.
U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2015 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options.   An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares to the extent not recognized as taxable income as provided above, will be long-term or short-term capital gain or loss, depending on the holding period.
Nonqualified Stock Options.   An optionee does not recognize taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
Stock Appreciation Rights.   A holder of a SAR does not recognize taxable income at the time he or she is granted a SAR. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of the shares received, and if granted to an employee, tax withholding is generally due. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, depending on the holding period. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Restricted Stock.   A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date our right of repurchase lapses (i.e., the date the award vests). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses, provided such election is made no later than 30 days after the participant acquires the shares. Upon the sale of shares acquired pursuant to a restricted stock award pursuant to which an election pursuant to Section 83(b) of the Code has been made, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as short-term or long-term capital gain or loss, depending on the holding period. Any taxable income recognized in connection with the grant of restricted stock by our employee is subject to tax withholding by us. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Restricted Stock Units.   A participant generally will recognize no income upon the grant of a restricted stock unit. Upon the settlement and/or payment of restricted stock units, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement or payment date will be taxed as capital gain or loss, depending on the holding period. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

The foregoing is only a summary of the effect of federal income taxation upon award recipients and us with respect to the grant and exercise of options and SARs and the grant and vesting of restricted stock and restricted stock units under the 2015 Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the 2015 Plan participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the 2015 Plan participant may reside, nor does it discuss the Medicare tax on net investment income.
Plan Benefits
As of September 30, 2021, 25 employees, 4 non-employee consultants and 7 non-employee directors participated in the 2015 Plan and all of our current and future employees, consultants and non-employee directors are eligible to participate in the 2015 Plan. On September 30, 2021, the closing price of our common stock on the Nasdaq Global Market was $8.84 per share. The granting of awards under the 2015 Plan is discretionary, and we cannot now determine with certainty the number or type of awards to be granted in the future to any particular person or group.
Since the adoption of 2015 Plan through September 30, 2021, we have granted the following stock options under the 2015 Plan to the individuals and groups listed below. In all cases, the securities underlying such stock options were shares of our common stock. As of the date hereof, we have granted only stock options and no other type of award under the 2015 Plan.
Name and Position	Number of Shares Subject to Stock Options(1)
Named Executive Officers
Jill C. Milne, Ph.D.	291,130
President and Chief Executive Officer
Joanne M. Donovan, M.D., Ph.D.(2)	24,348
Chief Medical Officer
Andrew Nichols, Ph.D.	123,813
Chief Scientific Officer
Current executive officers who are not Named Executive Officers	335,444
All current executive officers, as a group	774,735
All current directors who are not executive officers as a group	137,176
All non-employee participants in the plan other than current directors(3)	61,051
All employees who are not executive officers as a group(4)	456,352

(1)
As of September 30, 2021, there were also 4,969 shares subject to stock options outstanding under the 2008 Plan.

(2)
Dr. Donovan resigned as our Chief Medical Officer effective as of April 23, 2021. Any options granted to her under the 2015 Plan that were outstanding on that date have been forfeited.

(3)
Includes 4,158 shares subject to stock options that were issued upon exercise and 4,996 shares subject to stock options that have expired without being exercised.

(4)
Includes 48 shares subject to stock options that were issued upon exercise and 90,676 shares subject to stock options that have expired without being exercised.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table contains information about our equity compensation plans as of December 31, 2020:
Plan category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	227,846(1)	$68.25	347,520(2)
Equity compensation plans not approved by security holders	—	—	—
Total	227,846(1)	$68.25	347,520(2)

(1)
Consists of stock options outstanding as of December 31, 2020, under the 2008 Plan and the 2015 Plan.

(2)
Consists of shares issuable under the 2015 Plan and the 2015 Employee Stock Purchase Plan, but does not reflect an automatic increase that was effective as of January 1, 2021, of 6,078 shares under the 2015 Employee Stock Purchase Plan. The 2015 Employee Stock Purchase Plan provides for further annual increases, to be added as of the first day of each fiscal year, from January 1, 2022, until, and including, January 1, 2026, in an amount equal to the least of 6,078 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable year and an amount determined by our Board of Directors.

In January 2021, in connection with the Quellis Acquisition, we assumed certain options that were outstanding under the Quellis Biosciences, Inc. 2019 Stock Incentive Plan. Each option to purchase shares of Quellis’ common stock that was outstanding and unexercised immediately prior to the effective time of the Quellis Acquisition, whether or not vested, was converted into and became an option to purchase shares of our common stock. As of September 30, 2021, there were 52,422 shares of common stock reserved for issuance pursuant to such assumed options.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of September 30, 2021, by:
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•
each of our directors;

•
each of our named executive officers (“NEOs”); and

•
all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after September 30, 2021. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to community property laws, where applicable. The information is not necessarily indicative of beneficial ownership for any other purpose.
The percentage ownership calculations for beneficial ownership are based on 13,009,477 shares of common stock outstanding as of September 30, 2021. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Astria Therapeutics, Inc., 100 High Street, 28th Floor, Boston, MA 02110.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after September 30, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. All share amounts for all periods presented in table below have been retroactively adjusted to reflect the reverse stock split effected on August 20, 2021.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Xontogeny, LLC(1)	1,281,197	9.9%
Affiliates of Perceptive Advisors, LLC(2)	1,281,197	9.9%
Affiliates of Fairmount(3)	974,605	7.6%
RA Capital Management Healthcare Fund, L.P.(4)	957,624	7.4%
NEOs and Directors
Jill C. Milne, Ph.D.(5)	45,179	*
Joanne M. Donovan, Ph.D., M.D.	6	*
Andrew Nichols, Ph.D.(6)	17,151	*
Kenneth Bate(7)	3,297	*
Frederick Callori	—	—
Hugh Cole(8)	2,917	*
Michael D. Kishbauch(9)	3,057	*
Gregg LaPointe(10)	2,917	*
Joanne Beck(11)	2,917	*
Jonathan Violin	263,321	2.0%
All current executive officers and directors as a group (12 persons)(12)	357,868	2.7%

*
Represents beneficial ownership of less than 1% of our outstanding stock.

(1)
Consists of 1,281,197 shares of common stock beneficially owned by Xontogeny, LLC (“Xontogeny”). Christopher Garabedian is the Chairman and Chief Executive Officer of Xontogeny. The address of the principal business office of Xontogeny is 240 Newbury Street, Suite 201, Boston, MA 02116. The foregoing information and the information in the table above is based on a Schedule 13D/A filed with the SEC on June 25, 2021, that reported beneficial ownership as of June 8, 2021. On June 8, 2021, Xontogeny received 1,190,635 shares of common stock upon the conversion of Series X Convertible Preferred Stock. As of June 8, 2021, Xontogeny reported holdings of 1,090.188 shares of Series X Convertible Preferred Stock, convertible into 181,698 shares of Common Stock (without giving effect to the beneficial ownership limitation).

(2)
Consists of 1,281,197 shares of common stock beneficially owned by Perceptive Advisors LLC (“Perceptive Advisors”), Joseph Edelman (“Mr. Edelman”), Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”), Perceptive Xontogeny Venture Fund, L.P. (“Perceptive Xontogeny”). Perceptive Xontogeny Ventures GP, LLC (“GP”) is the general partner of Perceptive Xontogeny. Perceptive Advisors serves as the investment advisor to the Master Fund and Perceptive Xontogeny, and Mr. Edelman is the managing member of Perceptive Advisors, Holdings, and GP. The address of the principal business office of each of foregoing persons is 51 Astor Place, 10th Floor, New York, NY 10003. The foregoing information and the information in the table above is based on a Schedule 13D filed with the SEC on June 25, 2021, that reported beneficial ownership as of June 8, 2021. As of June 8, 2021, Perspective Advisors held 1,281,197 shares of common stock and shares of Series X Convertible Preferred Stock. The 9.9% percentage of shares beneficially owned by Perspective Advisors LLC is based on the 12,824,800 outstanding shares of common stock, as reported by the Company on its Form 8-K filed with the Securities and Exchange Commission on June 10, 2021, which gives effect to the automatic conversion of certain of the Company's Series X Convertible Preferred Stock to common stock. As disclosed in its current Schedule 13D, the Master Fund holds 130,044 shares of common stock and 4,070.734 shares of Series X Convertible Preferred Stock, and Perceptive Xontogeny holds 1,151,153 shares of common stock and 25,946.632 shares of Series X Convertible Preferred Stock. In the aggregate, when giving effect to the respective beneficial ownership limitations, the Master Fund, Perceptive Xontogeny and Xontogeny beneficially own 2,562,395 shares of Common Stock, representing 19.8% of the Company's outstanding shares of common stock.

(3)
Consists of (i) 292,579 shares owned by Fairmount SPV I, LLC, (ii) 143,027 shares owned by Fairmount SPV II, LLC, (iii) 45,166 shares owned by Fairmount Healthcare Fund GP LLC and (iv) 493,833 shares owned by Fairmount Healthcare Fund II GP LLC. Fairmount Funds Management LLC is the Class A Member of Fairmount SPV II, LLC, Fairmount Healthcare Fund GP LLC is the general partner of Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II GP LLC is the general partner of Fairmount Healthcare Fund II LP. Fairmount Funds Management LLC is the investment manager of Fairmount SPV II, LLC, Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II LP. Fairmount Funds Management LLC, as the investment manager, along with Fairmount Healthcare Fund GP LLC and Fairmount Healthcare Fund II GP LLC, as the general partners, exercise voting and investment power over Fairmount SPV II, LLC, Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II LP, respectively. Fairmount Funds Management LLC disclaims beneficial ownership of securities held by Fairmount SPV II, LLC except to the extent of their pecuniary interest therein. Fairmount Healthcare Fund GP LLC and Fairmount Funds Management LLC disclaim beneficial ownership of securities held by Fairmount Healthcare Fund LP, except to the extent of their pecuniary interest therein. Fairmount Healthcare Fund II GP LLC and Fairmount Funds Management LLC disclaim beneficial ownership of securities held by Fairmount Healthcare Fund II LP, except to the extent of their pecuniary interest therein. The address for each of the foregoing persons is c/o Fairmount Funds Management LLC, 2001 Market Street, Suite 2500, Philadelphia, PA 19103. The foregoing information and the information in the table above is based on a Schedule 13G/A filed with the SEC on September 22, 2021, that reported beneficial ownership as of September 20, 2021.

(4)
RA Capital Healthcare Fund, L.P. (the “Fund”) directly holds 957,624 shares of common stock. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital Management, L.P. (“RA Capital”) is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of any securities of the Company held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of the Company’s common stock. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any securities of the Company beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky and Mr. Shah expressly disclaimed that they were the beneficial owners of such shares. The address for each of the foregoing persons and entities is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, MA 02116. The foregoing information and the information in the table above is based on a Schedule 13G filed with the SEC on June 15, 2021, that reported beneficial ownership as of June 8, 2021.
(5)
Includes 40,802 shares of common stock issuable upon the exercise of options exercisable within 60 days after September 30, 2021.

(6)
Consists of 17,151 shares of common stock issuable upon the exercise of options exercisable within 60 days after September 30, 2021.

(7)
Consists of 3,297 shares of common stock issuable upon the exercise of options exercisable within 60 days after September 30, 2021.

(8)
Consists of 2,917 shares of common stock issuable upon the exercise of options exercisable within 60 days after September 30, 2021.

(9)
Consists of 3,057 shares of common stock issuable upon the exercise of options exercisable within 60 days after September 30, 2021.

(10)
Consists of 2,917 shares of common stock issuable upon the exercise of options exercisable within 60 days after September 30, 2021.

(11)
Consists of 2,917 shares of common stock issuable upon the exercise of options exercisable within 60 days after September 30, 2021.

(12)
Includes 90,170 shares of common stock issuable upon the exercise of options exercisable within 60 days after September 30, 2021.

EXECUTIVE COMPENSATION
This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers (“NEOs”) for the year ended December 31, 2020. Our NEOs for 2020 are Jill C. Milne, Joanne M. Donovan and Andrew Nichols. This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.
Summary Compensation Table
The following table sets forth information regarding compensation earned in 2020 and 2019 by our NEOs.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jill C. Milne, Ph.D.	2020	519,925	194,972	535,341	2,063	1,252,301
President and Chief Executive Officer	2019	500,891	231,662	298,253	1,991	1,032,797
Joanne M. Donovan, M.D., Ph.D.(4)	2020	436,497	192,774	214,136	2,222	845,629
Former Chief Medical Officer	2019	423,783	168,454	119,301	2,172	713,710
Andrew Nichols, Ph.D.	2020	378,958	163,161	214,136	2,116	758,371
Chief Scientific Officer	2019	367,920	142,569	119,301	2,155	631,945

(1)
The amounts reported in the “Bonus” column represent discretionary annual cash bonuses awarded to our NEOs.

(2)
The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of share-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. See Note 8 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, previously filed with the SEC.

(3)
The amounts reported in the “All Other Compensation” column reflect, for each NEO, the cost to us of life insurance premiums paid for the NEO.

(4)
Dr. Donovan resigned as our Chief Medical Officer effective as of April 23, 2021.

Narrative to Summary Compensation Table
We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. In setting executive base salaries and bonus targets, we generally target the 50th percentile of our peer group companies and, for equity incentive awards, which to date have only consisted of stock options, we generally target the 60th percentile of our peer group companies. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or equity incentives.
Our Chief Executive Officer typically proposes base salary, cash bonuses for the prior year, target bonuses for the coming year and equity incentive compensation for members of our executive team (excluding herself) to our compensation committee. Her proposals are based on our pay philosophy and methodology and in-line with executive compensation for similarly situated executives at our peer group companies. Our compensation committee then typically reviews and discusses the proposals with our Chief Executive Officer for all executives other than our Chief Executive Officer, and approves the base salary, cash bonuses for the prior year, target bonuses for the coming year and equity incentive compensation for such executives. For our Chief Executive Officer, our compensation committee typically reviews and discusses a proposed base salary, cash bonus for the prior year, target bonus for the coming year and equity incentive compensation based upon data presented by the compensation consultant, and presents, discusses and ultimately makes a recommendation to our Board of Directors with respect to each element of her compensation. Our Board of Directors is responsible for the approval of the compensation of our Chief Executive Officer. Our Chief Executive Officer is not present during voting or deliberations regarding her compensation by our compensation committee or our Board of Directors. Our compensation committee engaged Aon as its independent compensation consultant, to review our executive compensation peer group and program design and assess our executives’ 2020 compensation, including the compensation for our NEOs as described in the table above and this accompanying narrative, relative to our peer group companies as approved by our compensation committee in December 2019.
Aon assisted our compensation committee in conducting a competitive compensation assessment for our executive officers for 2020. In evaluating the total compensation of our executive officers, our compensation committee, with the assistance of Aon, established a peer group of 18 publicly traded companies in the biopharmaceutical industry that was selected based on companies whose market capitalization, number of employees and stage of clinical development were similar to ours as of the time the peer group was established in December 2019. Four of the peer companies included in our peer group for assessing 2019 compensation were excluded from, and ten were added to, the current peer group analysis in order to better align the peer group with the criteria noted above and due to acquisitions of certain previous peer group companies
The peer group for our executive benchmarking as approved by our compensation committee for 2020 was comprised of the following companies:
Actinium Pharmaceuticals	Catalyst Biosciences	Marinus Pharmaceuticals
Akari Therapeutics	Chiasma	Matinas BioPharma
Allena Pharmaceuticals	Cidara Therapeutics	Ovid Therapeutics
Anavex Pharmaceuticals	Eiger BioPharmaceuticals	Proteostasis Therapeutics
Aridis Pharmaceuticals	Entasis Therapeutics	Pulmatix
aTyr Pharma	Eyenovia	Trevena
Aon then supplemented the peer group information with published survey data, which provided a broader market representation of companies and deeper position reporting.
Base salary.   In 2020 we paid annual base salaries to Dr. Milne, Dr. Donovan and Dr. Nichols in the amounts of $519,925, $436,497 and $378,958, respectively. These 2020 annual base salaries reflected a market-based merit increase from 2019 base salaries of 3.8% for Dr. Milne and 3.0% for each of Dr. Donovan and Dr. Nichols. These base salaries were determined using a competitive assessment of similarly situated executives at our peer companies to make them competitive with the 50th percentile, as well as to address customary annual base salary increases and to recognize their individual performance. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our NEOs. None of our NEOs is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.
Bonuses.   Our Board of Directors, for our Chief Executive Officer, and our compensation committee, for our other NEOs, establish annual bonus targets and, may, in their discretion, award bonuses to our NEOs from time to time. Annual bonus targets for our NEOs consist of a percentage of annual base salary, are based on target bonus percentages for similar executives at our peer companies and are typically established to make these percentages competitive with the 50th percentile of our peer companies. For 2020 our Board of Directors approved the target bonuses for all of our NEOs. The approved target bonuses for 2020 were 50%, 40% and 40% for Drs. Milne, Donovan and Nichols, respectively. In addition, our Board of Directors approves pre-specified operational and strategic annual corporate goals that will be considered by our Board of Directors and compensation committee in determining the bonuses to be paid. For the determination of our Chief Executive Officer’s annual bonus, our Board of Directors typically considers only our achievement of corporate goals, and for the determination of annual bonuses for our other NEOs, our compensation committee typically considers both achievement of corporate goals and achievement of individual goals.

The process for determining bonus awards is typically initiated by a review by our Chief Executive Officer with our compensation committee of achievement against prior year corporate goals and individual goals. Our compensation committee then makes the final determination of the amount of such bonus awards for Dr. Donovan and Dr. Nichols, and makes a recommendation to our Board of Directors regarding the amount of such bonus award for Dr. Milne. Our Board of Directors makes the final decision about the amount of the bonus award for Dr. Milne. With respect to 2020, we paid annual bonuses to Drs. Milne, Donovan and Nichols in the amounts of $194,972, $192,774 and $163,161, respectively. For Dr. Milne, her bonus payout was based solely on achievement against our 2020 corporate goals. For Drs. Donovan and Nichols, their bonuses were based on our achievement against corporate goals, their respective achievement against their individual goals and their significant contributions to our exploration and evaluation of strategic options in November and December 2020 which led to the Quellis Acquisition and the issuance and sale to certain institutional and accredited investors of shares of Series X Preferred Stock for an aggregate purchase price of approximately $110.0 million in the February 2021 Financing.
Equity incentives.   Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants, which we have to date made in the form of stock option grants, provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with time-based vesting promote executive retention because such vesting incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, we typically grant stock option awards to each executive officer and our other employees both at the start of employment and on an annual basis. We also typically grant stock options awards in connection with promotions and from time to time in connection with significant achievements. For grants in connection with initial employment, vesting begins on the initial date of employment and for other grants, vesting begins on the grant date. Time vested stock option grants to our executives and other employees typically vest 25% on the first anniversary of grant or, in the case of new hire grants, the initial employment date, if earlier, and 2.0833% per month thereafter, through the fourth anniversary of the vesting commencement date, and have a term of ten years from the grant date. The exercise price of all options is equal to the fair market value of our common stock on the date of grant.
Equity awards are typically approved by our compensation committee for our NEOs other than our Chief Executive Officer, and by our Board of Directors, based on the recommendation of our compensation committee, for our Chief Executive Officer. In 2020 our Board of Directors granted options to purchase 24,999, 9,999 and 9,999 shares of our common stock to Dr. Milne, Dr. Donovan and Dr. Nichols, respectively, as part of a review of their overall annual compensation. These stock option grants were determined using a competitive assessment of similarly situated executives at our peer companies to make them competitive with the 60th percentile.
Outstanding Equity Awards at 2020 Fiscal Year End Table
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2020.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jill C. Milne, Ph.D.	1,404	—	$100.20	2/28/2021
	371	—	$138.60	12/17/2022
	541	—	$138.60	12/17/2022
	476	—	$138.60	4/16/2023
	972	—	$408.60	3/18/2024
	155	—	$663.00	3/25/2025
	2,666	—	$843.00	7/16/2025
	1,716	—	$274.20	2/10/2026
	749	—	$258.60	9/7/2026
	3,194	138(1)	$74.40	2/8/2027
	2,715	1,118(2)	$76.80	2/7/2028
	3,833	—	$42.60	9/6/2028
	7,641	9,025(3)	$26.34	2/12/2029
	—	24,999(4)	$31.92	2/11/2030
Joanne M. Donovan, M.D., Ph.D.(5)	453	—	$115.80	9/6/2021
	409	—	$138.60	12/17/2022
	120	—	$138.60	12/17/2022
	174	—	$138.60	12/17/2022
	238	—	$138.60	4/16/2023
	421	—	$408.60	3/18/2024
	77	—	$663.00	3/25/2025
	1,099	—	$274.20	2/10/2026
	749	—	$258.60	9/7/2026
	1,598	68(1)	$74.40	2/8/2027
	1,182	484(2)	$76.80	2/7/2028
	2,500	—	$42.60	9/6/2028
	3,055	3,611(3)	$26.34	2/12/2029
	—	9,999(4)	$31.92	2/11/2030
Andrew Nichols, Ph.D.	972	—	$408.60	3/18/2024
	45	—	$663.00	3/25/2025
	129	—	$663.00	4/29/2025
	432	—	$274.20	2/10/2026
	666	—	$258.60	9/7/2026
	216	—	$347.40	10/2/2026
	1,598	68(1)	$74.40	2/8/2027
	1,182	484(2)	$76.80	2/7/2028
	2,499	—	$42.60	9/6/2028
	3,056	3,610(3)	$26.34	2/12/2029
	—	9,999(4)	$31.92	2/11/2030

(1)
The unvested awards vested in full as of February 9, 2021.

(2)
The unvested awards are scheduled to vest in equal monthly installments through February 8, 2022.

(3)
The unvested awards are scheduled to vest in equal monthly installments through February 12, 2023.

(4)
25% of the unvested awards vested on February 13, 2021. The remaining unvested awards will vest in equal monthly installments through February 13, 2024.

(5)
Dr. Donovan resigned effective April 23, 2021. At that time, 10,481 options were cancelled, and the remainder were forfeited on July 23, 2021.

Employment Agreements, Severance and Change in Control Arrangements
Employment Agreements with NEOs
We have entered into an employment agreement with Dr. Milne, dated as of April 7, 2010. The employment agreement confirms Dr. Milne’s title, compensation arrangements and eligibility for benefits made available to employees generally. The employment agreement with Dr. Milne provides that she is eligible to receive an annual cash bonus, as determined by our Board of Directors in its sole discretion, based on a percentage of her base salary, which will be subject to adjustment from time to time by our Board of Directors in its sole discretion. Our Board of Directors has approved for 2021 a target cash bonus (expressed as a percentage of base salary) of up to 50% for Dr. Milne based on its assessment of our performance against established annual goals.
Our Board of Directors has approved for 2021 a target cash bonus of up to 40% of annual base salary for Dr. Nichols, as determined in the sole discretion of our Board of Directors, based on its assessment of his performance and that of Astria against established annual goals.
Each of Drs. Milne and Nichols is an employee at will and is entitled to certain benefits upon termination pursuant to our Amended and Restated Severance Benefits Plan (the “Severance Plan”), which was adopted by our Board of Directors in April 2016 and amended and restated in October 2020 by our compensation committee, as further described below.
Severance Plan
The Severance Plan provides our current executive officers, other employees holding the title of vice president or above, as designated by our compensation committee, and future employees holding the title of vice president or above, as designated by our compensation committee (collectively, “Covered Employees”), certain severance benefits upon a termination without cause (as defined in the Severance Plan) or a resignation for good reason (as defined in the Severance Plan), including in each case within one year following a change in control (as defined in the Severance Plan) (each, a “Covered Termination”). Pursuant to the Severance Plan, each Covered Employee who is subject to a Covered Termination is entitled to
•
continuation of such Covered Employee’s monthly base salary (as defined in the Severance Plan) for a period ranging from 6 months to 18 months (the “Severance Period”) following such termination depending on the title/role of the Covered Employee and the type of Covered Termination;

•
payment by us of a portion of the cost of COBRA continuation of benefits coverage for the Covered Employee and his or her applicable dependents for no longer than the Covered Employee’s applicable Severance Period or until the Covered Employee commences new employment and is eligible for new plan coverage, if sooner, subject to certain conditions set forth in the Severance Plan;

•
any unpaid annual bonus in respect to any completed bonus period which has ended prior to the date of the Covered Employee’s Covered Termination and which our Board of Directors deems granted to the Covered Employee in its discretion pursuant to our contingent compensation program;

•
in the case of our Chief Executive Officer, a bonus amount equal to one-half of the average annual bonus paid to our Chief Executive Officer over the three calendar years preceding the calendar year in which the Covered Termination occurs, which bonus will be prorated to reflect the number of days served in the calendar year in which such Covered Termination occurs; and

•
in the case of a change in control termination, full vesting of any unvested equity awards.

Receipt of any severance benefits under the Severance Plan requires that the Covered Employee: (a) comply with the provisions of any applicable noncompetition, non-solicitation and other obligations to us; and (b) execute and deliver a suitable waiver and release under which the Covered Employee releases and discharges us and our affiliates from and on account of any and all claims that relate to or arise out of the employment relationship between us and the Covered Employee, which release will become binding within 60 days following the Covered Employee’s termination of employment. If a Covered Employee dies following a Covered Termination but before such Covered Employee has received all of the severance benefits to which such Covered Employee is entitled under the Severance Plan, the remaining payments will be made to the Covered Employee’s designated beneficiary or estate.
The Severance Plan provides that the following employees will not be eligible for severance benefits, except to the extent specifically determined otherwise by the Severance Plan’s administrator:
•
an employee who is terminated for cause (as defined in the Severance Plan);

•
an employee who retires, terminates employment as a result of an inability to perform his or her duties due to physical or mental disability or dies;

•
an employee who voluntarily terminates his or her employment, except in the case of a Covered Termination for good reason (as defined in the Severance Plan);

•
an employee who is employed for a specific period of time in accordance with the terms of a written employment agreement; and

•
an employee who promptly becomes employed by another member of the controlled group of entities of which we (or our successor in the change in control (as defined in the Severance Plan)) is a member as defined in Sections 414(b) and (c) of the Code.

The Severance Plan provides for recoupment of severance benefits under specified circumstances if the Covered Employee fails to comply with the terms of the Severance Plan.
The Severance Plan supersedes (i) existing severance plans and separation policies applying to Covered Employees with respect to any termination that would constitute a Covered Termination and (ii) the provisions of any agreements between any Covered Employee and us that provide for severance benefits.
The following table summarizes the schedule of severance payments our NEOs would have received, assuming a qualifying termination occurred on December 31, 2020. Dr. Donovan resigned effective April 23, 2021, and did not receive any severance benefits in connection with her departure.
Name	Cash Severance ($)(1)	Bonus ($)(2)	COBRA Continuation ($)(3)	Value of Accelerated Vesting of Equity Awards ($)(4)	Total ($)
Jill C. Milne, Ph.D.
Termination without cause or upon resignation with good reason	519,925	106,816	21,168	—	647,909
Termination upon a change in control	779,887	106,816	31,752	—	918,455
Joanne M. Donovan, M.D., Ph.D.
Termination without cause or upon resignation with good reason	436,497	—	21,168	—	457,665
Termination upon a change in control	436,497	—	21,168	—	457,665
Andrew Nichols, Ph.D.
Termination without cause or upon resignation with good reason	378,958	—	21,168	—	400,126
Termination upon a change in control	378,958	—	21,168	—	400,126

(1)
These amounts represent, in the case of Dr. Milne, 12 months’ base salary for a termination without cause or resignation with good reason and 18 months’ base salary for a termination upon a change of control; and, in the case of Dr. Donovan and Dr. Nichols, 12 months’ base salary; each at the rate in effect immediately prior to the executive’s termination of employment.

(2)
These amounts represent 50% of the average performance bonus received by Dr. Milne for the three most recently completed years.

(3)
These amounts represent paid health coverage for 12 months and, in the case of Dr. Milne for a change in control termination, 18 months’ paid health coverage.

(4)
The values of accelerated vesting of equity awards included in the table above are based on the intrinsic values of such unvested awards on December 31, 2020 (i.e., the difference between the closing price of our common stock on the Nasdaq Global Market on that date and the exercise price multiplied by the number of shares for which vesting would have been accelerated). The closing price of our common stock on December 31, 2020, was below the exercise price of all equity awards held by our NEOs.

We have also entered into employee confidentiality, non-competition and proprietary information agreements with each of our NEOs. Under the employee confidentiality, non-competition and proprietary information agreements, each NEO has agreed (1) not to compete with us during his or her employment and for a period of 18 months after the termination of his or her employment, (2) not to solicit our employees during his or her employment and for a period of 18 months after the termination of his or her employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his or her employment.
401(k) Retirement Plan
We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,500 in 2020, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,500 in 2020.

DIRECTOR COMPENSATION
The following table sets forth information regarding compensation earned by our non-employee directors during 2020. All of the directors listed below served as directors for all of 2020. Dr. Adelman resigned from the Board as of January 28, 2021, in connection with the Quellis Acquisition. Dr. Violin and Mr. Callori joined the Board as of January 28, 2021, in connection with the Quellis Acquisition and therefore did not receive any compensation in 2020 and are excluded from the table. Dr. Milne, our President and Chief Executive Officer, is excluded from the table because she is an executive officer and we do not provide any compensation to Dr. Milne for her service as a director. Dr. Milne’s compensation as an executive officer is set forth above under “Executive Compensation.”
Name	Fees Earned or Paid In Cash ($)	Option Awards ($)(1)	Total ($)
Kenneth Bate	85,000	29,443	114,443
Burt Adelman, M.D.	45,000	29,443	74,443
Joanne Beck	45,000	29,443	74,443
Hugh Cole	42,500	29,443	71,943
Michael Kishbauch	48,750	29,443	78,193
Gregg Lapointe	55,000	29,443	84,443

(1)
The amounts included in the “Option Awards” column reflect the aggregate grant date fair value of awards granted during 2020 calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, previously filed with the SEC. As of December 31, 2020:

•
Mr. Bate held stock options to purchase an aggregate of 3,297 shares of common stock, 2,047 shares of which were vested as of December 31, 2020; and 1,250 of the shares vested on June 11, 2021.

•
Dr. Adelman held stock options to purchase an aggregate of 3,057 shares of common stock, 1,807 shares of which were vested as of December 31, 2020. As of Dr. Adelman’s departure from the Board on January 28, 2021, 1,250 options were cancelled and the remaining options were forfeited on April 28, 2021.

•
Dr. Beck held stock options to purchase an aggregate of 3,750 shares of common stock, 834 shares of which were vested as of December 31, 2020; 833 of the shares vested on February 13, 2021; 1,250 of the shares vested on June 11, 2021; and 833 of the shares are scheduled to vest on February 13, 2022.

•
Mr. Cole held stock options to purchase an aggregate of 3,750 shares of common stock, 834 shares of which were vested as of December 31, 2020; 1,250 of the shares vested on June 11, 2021; 833 of the shares vested on July 26, 2021; and 833 of the shares are scheduled to vest on July 26, 2022.

•
Mr. Kishbauch held stock options to purchase an aggregate of 3,057 shares of common stock, 1,807 shares of which were vested as of December 31, 2020; and 1,250 of the shares vested on June 11, 2021.

•
Mr. Lapointe held stock options to purchase an aggregate of 3,749 shares of common stock, 834 shares of which were vested as of December 31, 2020; 155 of the shares vested on January 3, 2021; 678 of the shares vested on February 13, 2021; 1,250 of the shares vested on June 11, 2021; 155 of the shares are scheduled to vest on January 3, 2022; and 677 of the shares are scheduled to vest on February 13, 2022.

Under our director compensation program, we pay our non-employee directors a cash retainer for service on our Board of Directors and for service on each committee on which the director is a member. The Chair of the Board of Directors and the chair of each committee receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board of Directors. In 2020 the fees paid to non-employee directors for service on our Board of Directors and for service on each committee of the Board of Directors on which the director is a member were as follows:
	Member Annual Fee	Chairman Incremental Annual Fee
Board of Directors	$35,000	$35,000
Audit Committee	7,500	12,500
Compensation Committee	5,000	5,000
Nominating and Corporate Governance Committee	3,750	3,750
Science and Technology Committee	5,000	5,000
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board of Directors and committee meetings.
In addition, we make periodic equity grants to our non-employee directors. Under our director compensation program as in effect in 2020 and in 2021 until it was amended, as described below, each new non-employee director elected to our Board of Directors was entitled to receive an option to purchase 2,500 shares of our common stock, with such option vesting in equal annual installments over a three-year period from the date of grant, subject to the director’s continued service as a director. Further, on the date of the first Board of Directors meeting held after each annual meeting of stockholders, each non-employee director that has served on our Board of Directors for at least six months was entitled to receive an option to purchase 1,250 shares of our common stock, with such option vesting in full after a one-year period from the date of grant, subject to the director’s continued service as a director. The exercise price of all options granted to directors is equal the fair market value of our common stock on the date of grant. Options granted to non-employee directors become exercisable in full upon a change in control of Astria.
In connection with the review and assessment of our equity program for employees following the Quellis Acquisition and February 2021 Financing, our Board of Directors, in consultation with Aon, amended our director compensation program, to increase the annual stock option grants to non-employee directors that have served on our Board of Directors for at least six months from 1,250 options to 8,333 options and to increase the initial appointment stock option grants to non-employee directors from 2,500 options to 16,666 options. In addition, following our 2021 annual meeting of stockholders, each non-employee director received, in lieu of an annual grant of options, an initial appointment level stock option grant. As a result, each of our non-employee directors received a stock option grant to purchase 16,666 shares as of our 2021 annual meeting of stockholders, with the exception of Dr. Violin and Mr. Callori, who each received a stock option to purchase 14,166 shares in light of each of them having received initial appointment grants of options to purchase 2,500 shares in connection with their appointments to our Board of Directors in January 2021. These 2021 option grants will vest in equal annual installments over a three-year period from the date of grant, subject to the director’s continued service.
Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been made available to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Astria Therapeutics, Inc., 100 High Street, 28th Floor, Boston, MA 02110, Attention: Corporate Secretary, or telephone: (617) 349-1971. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 21, 2021, which is 120 days prior to the first anniversary of the mailing date of the proxy statement for our 2021 annual meeting of stockholders. However, if the date of our 2022 annual meeting of stockholders is changed by more than 30 days from the date of our 2021 annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy statement for our 2022 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before our 2022 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 2, 2022, and no later than March 4, 2022.
Stockholder proposals should be addressed to Astria Therapeutics, Inc., Attention: Corporate Secretary, 100 High Street, 28th Floor, Boston, MA 02110.
OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Special Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy made available to stockholders intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
By Order of the Board of Directors
Jill C. Milne, Ph.D. President and Chief Executive Officer

Appendix A
ASTRIA THERAPEUTICS, INC.
AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN
1.
Purpose

The purpose of this 2015 Stock Incentive Plan (the “Plan”) of Astria Therapeutics, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2.
Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).
3.
Administration and Delegation

(a)   Administration by Board of Directors.   The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b)   Appointment of Committees.   To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
(c)   Delegation to Officers.   To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

4.
Stock Available for Awards

(a)   Number of Shares; Share Counting.
(1)   Authorized Number of Shares.   Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:
(A)   2,962,041 ~~9,372,248~~ shares of Common Stock; plus
(B)   such additional number of shares of Common Stock (up to 25,077 ~~150,465~~ shares) as is equal to the sum of (x) the 432 ~~2,594~~ shares of Common Stock reserved for issuance under the Company's 2008 Equity Incentive Plan (the “Existing Plan”) that remained available for grant under the Existing Plan immediately prior to the closing of the Company's initial public offering and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code).Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2)   Share Counting.   For purposes of counting the number of shares available for the grant of Awards under the Plan:
(A)   all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B)   if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(C)   shares of Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(D)   shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b)   Substitute Awards.   In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.
5.
Stock Options

(a)   General.   The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
(b)   Incentive Stock Options.   An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Astria Therapeutics, Inc., any of Astria Therapeutics, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c)   Exercise Price.   The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.
(d)   Duration of Options.   Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)   Exercise of Options.   Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)   Payment Upon Exercise.   Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)   in cash or by check, payable to the order of the Company;
(2)   except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)   to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4)   to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;
(5)   to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or
(6)   by any combination of the above permitted forms of payment.
(g)   Limitation on Repricing.   Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).
(h)   No Dividend Equivalents.   No Option shall provide for the payment or accrual of dividend equivalents.
6.
Stock Appreciation Rights

(a)   General.   The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b)   Measurement Price.   The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.
(c)   Duration of SARs.   Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d)   Exercise of SARs.   SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e)   Limitation on Repricing.   Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common

Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.
(f)   No Dividend Equivalents.   No SAR shall provide for the payment or accrual of dividend equivalents.
7.
Restricted Stock; Restricted Stock Units

(a)   General.   The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).
(b)   Terms and Conditions for All Restricted Stock Awards.   The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)   Additional Provisions Relating to Restricted Stock.
(1)   Dividends.   Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.
(2)   Stock Certificates.   The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d)   Additional Provisions Relating to Restricted Stock Units.
(1)   Settlement.   Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of such number of shares of Common Stock as are set forth in the applicable Restricted Stock Unit agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.
(2)   Voting Rights.   A Participant shall have no voting rights with respect to any Restricted Stock Units.
(3)   Dividend Equivalents.   The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as, and the payment of such Dividend Equivalents shall be subject to the vesting of, the Restricted Stock Units with respect to which paid.
8.
Other Stock-Based Awards

(a)   General.   Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Any Dividend Equivalents awarded with respect to Other Stock-Based Awards shall be subject to the same restrictions on transfer and forfeitability as, and the payment of such Dividend Equivalents shall be subject to the vesting of, the Award with respect to which granted.
(b)   Terms and Conditions.   Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.
9.
Adjustments for Changes in Common Stock and Certain Other Events

(a)   Changes in Capitalization.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)   Reorganization Events.
(1)   Definition.   A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2)   Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A)   In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(B)   Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C)   For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)   Consequences of a Reorganization Event on Restricted Stock.   Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
10.
General Provisions Applicable to Awards

(a)   Transferability of Awards.   Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.
(b)   Documentation.   Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)   Board Discretion.   Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
(d)   Termination of Status.   The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
(e)   Withholding.   The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(f)   Amendment of Award.   Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.
(g)   Conditions on Delivery of Stock.   The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(h)   Acceleration.   The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
11.
Miscellaneous

(a)   No Right To Employment or Other Status.   No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)   No Rights As Stockholder.   Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.
(c)   Effective Date and Term of Plan.   The Plan shall become effective immediately prior to the effectiveness of the Company’s initial public offering (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
(d)   Amendment of Plan.   The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a Participant that is intended to comply with Section 162(m) of the Code after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m) of the Code; and (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment;. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to

Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e)   Authorization of Sub-Plans (including for Grants to non-U.S. Employees).   The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)   Compliance with Section 409A of the Code.   Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.
(g)   Limitations on Liability.   Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h)   Governing Law.   The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

ASTRIA THERAPEUTICS, INC.100 HIGH STREET, 28TH BOSTON, MA 02110FLOOR VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on December 13, 2021. Have yourproxy card in hand when you access the web site and follow the instructions toobtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Time on December 13, 2021. Have your proxy card in handwhen you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadr51 Mercedes Way, Edgewood, NY 11717.idge, TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTIOND62166-S34784 ONLY ASTRIA THERAPEUTICS, INC. The Board of Directors recommends you vote FOR proposal 1: 1. To approve an amendment of our Amended and Restated 2015 Stock Incentive Plan to increase the number of shares available for issuance thereunderby 1,400,000 shares.For Against Abstain! ! !ASTRIA THERAPEUTICS, INC.The Board of Directors recommends you vote FOR proposal 1:ASTRIA THERAPEUTICS, INC.100 HIGH STREET, 28TH FLOORBOSTON, MA 02110Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If nodirection is made, this proxy will be voted FOR Item 1. If any other matters properly come before the meeting, the persons named in this proxy willvote in their discretion.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as sucowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.• requiring proof of vaccination or a negative COVID-19 test result received within the preceding 72 hours;• conducting health screenings for persons seeking entry to the Special Meeting;• enforcing social distancing guidelines for all attendees;• requiring attendees to wear appropriate facial coverings while in our facilities;• providing no food or beverage service; and• streamlining the meeting itself to ensure that it is conducted as expeditiously and safely as possible.As the COVID-19 pandemic and the public health response to it continue to evolve, the Company may impose additionalprocedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remotecommunication (i.e., a virtual-only meeting). The Company will issue a press release and make a public filing with the Securitiesand Exchange Commission announcing any changes to the Special Meeting, and the Company will also announce any changes athttps://ir.astriatx.com. Shareholders are encouraged to check this website prior to making any decision to attend the Special Meeting.The Company urges all shareholders to consider carefully the risks inherent in travel and in attending public gatheringssuch as the Special Meeting in the continuing pandemic before making any decision to attend in person.D62167-S34784THIS PROXY IS SOLICITED ON BEHALF OFTHE BOARD OF DIRECTORS OFASTRIA THERAPEUTICS, INC.December 14, 2021 at 10:00 a.m. Eastern TimeThe stockholder(s) hereby appoint(s) Jill C. Milne, Noah Clauser and Benjamin Harshbarger, or any of them as proxies, eachwith the power to appoint her or his substitute, and hereby authorize(s) them to represent and to vote, as designated onthe reverse side of this ballot, all of the shares of Common Stock of Astria Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on December 14, 2021 atAstria Therapeutics, Inc., 100 High Street, 28th Floor, Boston, MA 02110.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCHDIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES AREAUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANYPOSTPONEMENT OR ADJOURNMENT THEREOF.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse sideIMPORTANT NOTICE REGARDING COVID-19 AND PROCEDURES FOR THESPECIAL MEETING:Astria Therapeutics, Inc. (the "Company") currently plans to conduct the meeting in person. The Company continues to bemindful of the public health concerns posed by the pandemic.Measures that the Company intends to follow to protect the safety of shareholders and other attendees at the Special Meetingare expected to include:21-30904-